Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2015 Third Quarter Results

SCOTTSDALE, ARIZ. - August 6, 2015 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the third quarter ended June 30, 2015 of $85.1 million, a 6.8 percent decrease from $91.3 million for the third quarter of the prior year. Net loss for the third quarter ended June 30, 2015 was $3.0 million, or a loss of 12 cents per diluted share, compared to net income of $0.4 million, or 1 cent per diluted share, for the third quarter ended June 30, 2014. Pre-opening costs for our Long Beach, California campus impacted operating loss by approximately $1.4 million for the quarter.

Revenues for the nine months ended June 30, 2015 were $272.0 million, a 3.9 percent decrease from $283.1 million for the nine months ended June 30, 2014. Net income for the nine months ended June 30, 2015 was $0.7 million, or 3 cents per diluted share, compared to $0.5 million, or 2 cents per diluted share, for the nine months ended June 30, 2014. Pre-opening costs for the Long Beach campus impacted operating income by approximately $2.0 million for the nine month period.

“Our focus on attracting new students to meet the increasingly growing demand from industry for technicians remains a top priority,” said Kim McWaters, chairman and CEO. “New student starts in the quarter were flat to last year, in line with our expectation. Engagement with industry employers to assist us in helping prospective new students understand the opportunities afforded by a UTI education continues to grow, which we believe will positively impact future enrollment."

Student Metrics

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
	(Rounded to hundreds)
Total starts	1,900	1,900	6,400	7,300
Average undergraduate full-time student enrollment	12,100	13,400	13,400	14,500
End of period undergraduate full-time student enrollment	11,500	12,600	11,500	12,600

Third Quarter Operating Performance

Revenues for the third quarter of 2015 were $85.1 million, a 6.8 percent decrease from $91.3 million for last year's third quarter. Tuition excluded $5.1 million and $5.6 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the third quarter of 2015 were $4.0 million and 4.7 percent, respectively, compared to operating income and margin of $1.0 million and 1.1 percent, respectively, in the same period last year. The decreases in operating income and margin were related to the decrease in revenues and an increase in advertising expenses, partially offset by a decrease in compensation costs. Additionally, pre-opening costs for our Long Beach, California campus impacted operating loss by approximately $1.4 million for the quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2015 was $1.3 million compared to $6.7 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Nine Month Operating Performance
Revenues for the nine months ended June 30, 2015 were $272.0 million, a 3.9 percent decrease from $283.1 million for the nine months ended June 30, 2014. Tuition excluded $16.5 million and $18.4 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating income and margin for the nine months ended June 30, 2015 were $4.0 million and 1.5 percent, respectively, compared to $2.5 million and 0.9 percent, respectively, for the nine months ended June 30, 2014. The increases in operating income and margin were related to decreases in compensation costs, contract services expense and bad debt expense, partially offset by the decrease in revenues, an increase in advertising expense and pre-opening costs for the Long Beach campus of approximately $2.0 million.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine months ended June 30, 2015 was $20.1 million compared to $19.8 million for the nine months ended June 30, 2014. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $60.4 million at June 30, 2015, compared to $96.1 million at September 30, 2014. At June 30, 2015, shareholders' equity totaled $123.4 million as compared to $133.2 million at September 30, 2014. We paid cash dividends of $0.10 per common share on December 19, 2014 and March 31 and June 30, 2015 totaling approximately $7.3 million.

Pursuant to the previously announced share repurchase plan, we purchased 748,000 shares during the nine months ended June 30, 2015 at an average price per share of $8.15 and a total cost of approximately $6.1 million. We did not purchase any shares during the three months ended June 30, 2015.

Cash used in operating activities was $0.2 million for the nine months ended June 30, 2015 compared to cash provided by operating activities of $9.8 million for the nine months ended June 30, 2014.

2015 Outlook
Based on the results for the nine months ended June 30, 2015, our guidance for the full year ending September 30, 2015 remains relatively unchanged. We expect revenue to decline approximately 3 to 4%, however, excluding the impact of pre-opening costs of our new campus, we expect to see year over year growth in operating income. We expect new student starts as well as our average student population to be down for the full year in the mid-single digits.  We are cautiously optimistic that with a slight pick up in our pacing, we could see slight year over year growth in new student starts in the fourth quarter. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call
Management will hold a conference call to discuss the 2015 third quarter results on Thursday, August 6 at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through August 20, 2015 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10069922.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 190,000 graduates in its 50-year history, UTI offers undergraduate degree and diploma programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)
Revenues	$85,106	$91,329	$272,021	$283,080
Operating expenses:
Educational services and facilities	47,690	48,763	143,663	150,614
Selling, general and administrative	41,412	41,555	124,352	130,009
Total operating expenses	89,102	90,318	268,015	280,623
Income (loss) from operations	(3,996)	1,011	4,006	2,457
Other (expense) income:
Interest expense, net	(484)	(494)	(1,464)	(1,117)
Equity in earnings of unconsolidated affiliate	139	135	393	343
Other income	54	193	299	572
Total other expense, net	(291)	(166)	(772)	(202)
Income (loss) before income taxes	(4,287)	845	3,234	2,255
Income tax expense (benefit)	(1,312)	479	2,560	1,802
Net income (loss)	$(2,975)	$366	$674	$453
Other comprehensive income (net of tax):
Equity interest in investee's unrealized gains on hedging derivatives, net of taxes	2	—	19	—
Comprehensive income (loss)	$(2,973)	$366	$693	$453

Earnings per share:
Net income (loss) per share - basic	$(0.12)	$0.01	$0.03	$0.02
Net income (loss) per share - diluted	$(0.12)	$0.01	$0.03	$0.02
Weighted average number of shares outstanding:
Basic	24,138	24,618	24,477	24,641
Diluted	24,138	24,918	24,596	24,905
Cash dividends declared per common share	$0.10	$0.10	$0.30	$0.30

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2015	Sept. 30, 2014
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$10,895	$38,985
Restricted cash	4,548	6,544
Investments, current portion	44,494	45,906
Receivables, net	12,563	12,118
Deferred tax assets, net	4,436	7,470
Prepaid expenses and other current assets	17,304	16,509
Total current assets	94,240	127,532
Investments, less current portion	5,002	11,257
Property and equipment, net	116,509	106,927
Goodwill	20,579	20,579
Deferred tax assets, net	14,773	11,923
Other assets	12,127	9,851
Total assets	$263,230	$288,069

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$42,384	$38,827
Deferred revenue	30,330	46,365
Accrued tool sets	3,709	3,806
Construction liability	7,488	1,252
Financing obligation, current	675	5,234
Income tax payable	—	4,336
Other current liabilities	2,504	2,515
Total current liabilities	87,090	102,335
Deferred rent liability	11,252	10,323
Financing obligation	31,959	32,478
Other liabilities	9,538	9,741
Total liabilities	139,839	154,877

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 30,898,656 shares issued and 24,138,077 shares outstanding as of June 30, 2015 and 30,838,460 shares issued and 24,825,881 shares outstanding as of September 30, 2014	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	177,311	174,376
Treasury stock, at cost, 6,760,579 shares as of June 30, 2015 and 6,012,579 as of September 30, 2014	(96,888)	(90,769)
Retained earnings	42,946	49,582
Accumulated other comprehensive income	19	—
Total shareholders’ equity	123,391	133,192
Total liabilities and shareholders’ equity	$263,230	$288,069

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended June 30,
	2015	2014

Cash flows from operating activities:
Net income	$674	$453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,169	14,461
Amortization of assets subject to financing obligation	1,396	1,086
Amortization of held-to-maturity investments	1,348	1,869
Bad debt expense	749	2,869
Stock-based compensation	2,974	4,322
Excess tax benefit from stock-based compensation	—	(7)
Deferred income taxes	184	(2,509)
Equity in earnings of unconsolidated affiliate	(393)	(343)
Training equipment credits earned, net	(815)	(892)
(Gain) loss on disposal of property and equipment	(5)	385
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	382	386
Receivables	(869)	682
Prepaid expenses and other current assets	(187)	(1,562)
Other assets	(807)	(442)
Accounts payable and accrued expenses	3,040	(3,878)
Deferred revenue	(16,035)	(8,261)
Income tax payable/receivable	(4,661)	963
Accrued tool sets and other current liabilities	(9)	662
Deferred rent liability	(323)	(1,148)
Other liabilities	23	746
Net cash (used in) provided by operating activities	(165)	9,842
Cash flows from investing activities:
Purchase of property and equipment	(21,746)	(7,787)
Proceeds from disposal of property and equipment	3	40
Purchase of investments	(26,061)	(46,333)
Proceeds received upon maturity of investments	32,380	40,243
Capitalized costs for intangible assets	(438)	—
Return of capital contribution from unconsolidated affiliate	346	238
Restricted cash: proprietary loan program	1,561	3,020
Net cash used in investing activities	(13,955)	(10,579)
Cash flows from financing activities:
Payment of cash dividend	(7,310)	(7,393)
Payment of financing obligation	(502)	(359)
Payment of payroll taxes on stock-based compensation through shares withheld	(39)	(237)
Excess tax benefit from stock-based compensation	—	7
Purchase of treasury stock	(6,119)	(1,423)
Net cash used in financing activities	(13,970)	(9,405)
Net (decrease) increase in cash and cash equivalents	(28,090)	(10,142)
Cash and cash equivalents, beginning of period	38,985	34,596
Cash and cash equivalents, end of period	$10,895	$24,454

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income to EBITDA

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Net income	$(2,975)	$366	$674	$453
Interest expense, net	484	494	1,464	1,117
Income tax expense	(1,312)	479	2,560	1,802
Depreciation and amortization	5,061	5,381	15,451	16,443
EBITDA	$1,258	$6,720	$20,149	$19,815

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Salaries expense	$37,995	$39,982	$113,785	$120,325
Employee benefits and tax	7,212	7,645	22,054	23,688
Bonus expense	1,342	852	5,236	1,910
Stock-based compensation	776	1,216	2,974	4,355
Total compensation and related costs	$47,325	$49,695	$144,049	$150,278

Occupancy expense	$9,410	$9,344	$28,575	$29,173
Depreciation and amortization expense	$5,062	$5,382	$15,452	$16,443
Bad debt expense	$442	$895	$749	$2,869

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